UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934
Selective Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	22-2168890
(State of incorporation or organization)	(IRS Employer Identification No.)
40 Wantage Avenue,
Branchville, NJ	07890
(Address of principal executive offices)	(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Junior Subordinated Notes Due 2066	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137395
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (No. 333-137395) of Selective Insurance Group, Inc. filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 18, 2006, as supplemented by the information under the heading “Specific Terms of the Junior Subordinated Notes” of the Registrant’s related Prospectus Supplement, dated September 20, 2006, filed with the Commission on September 22, 2006 under Rule 424(b), which information is incorporated herein by reference and made part of this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Selective Insurance Group, Inc. (Registrant)

	By:	/s/ Michael H. Lanza

	Name:	Michael H. Lanza
Date: October 5, 2006	Title:	Senior Vice President, General Counsel & Corporate Secretary